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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  March 30, 1999


                      Favorite Brands International, Inc.
              and the Guarantors identified in Footnote (1) below
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              (Exact Name of Registrant as Specified in Charter)

Delaware                         333-67221                75-2608980
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(State or Other Jurisdiction     (Commission File      (I.R.S. Employer
 of Incorporation)                 Number)             Identification No.)


              2121 Waukegan Road, Bannockburn, Illinois    60015
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            (Address of Principal Executive Offices)    (Zip Code)


                                (847) 405-5800
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             (Registrant's telephone number, including area code)

                                      N/A
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         (Former name or former address, if changed since last report)

 (1) The following domestic direct subsidiaries of Favorite Brands International, Inc. are Guarantors of the Company's Senior Notes and are Co-Registrants, each of which is incorporated in the jurisdiction and has the I.R.S. Employer Identification Number indicated: Trolli Inc., a Delaware corporation (52-1716800) and Sather Trucking Corp., a Delaware corporation (41-1849044).

Item 3.  Bankruptcy or Receivership

     On March 30, 1999, Favorite Brands International, Inc. and three affiliated companies, Favorite Brands International Holding Corp., Trolli, Inc. and Sather Trucking Corporation (collectively, the "Company") filed in the United States Bankruptcy Court (the "Court") for the District of Delaware voluntary petitions for reorganization under Chapter 11 of Title 11 of United States Code, case number 99-726(PJW) (the "Chapter 11 Filing"). The Company continues in possession of its properties and is operating and managing its business as debtor-in-possession subject to Court approval for certain actions of the Company.
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     The Company has secured a $100 million debtor-in-possession financing facility from The Chase Manhattan Bank. An interim order has been entered by the Court which authorizes the Company to draw up to $20 million of the new financing pending a final hearing.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Favorite Brands International, Inc.


Dated:  April 14, 1999         By:  /s/  Steven F. Kaplan
                               -----------------------------------------------
                               President, Chief Operating Officer and
                               Chief Financial Officer